CERTIFICATE OF AMENDMENT
                                  OF
                     CERTIFICATE OF INCORPORATION
                                  OF
                       ASSIX INTERNATIONAL, INC.

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      ASSIX INTERNATIONAL, INC., a corporation organized and
existing under and by
virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES
HEREBY CERTIFY:
      FIRST: That the Board of Directors of the Corporation by the unanimous written consent of its members, filed with the minutes of the board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and placing such amendment on the agenda of the annual meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
           RESOLVED, That Article I of the Corporation's
Certificate of
           Incorporation be amended to read in its entirety as follows:

                "THE NAME OF THE CORPORATION SHALL BE "EXCAL
           ENTERPRISES, INC."
      SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
      THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of
Delaware.
      IN WITNESS WHEREOF, Assix International, Inc. has caused this certificate to be signed by R. Park Newton, III, its Chairman of the Board of Directors, this 8th day of June, 1995.



                                           /S/ R. PARK NEWTON,
III_______
                                           R. Park Newton, III
                                           Chairman of the Board of
Directors
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